CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                         1934 ACT REPORTING REQUIREMENTS


                                   FORM 8-K/A


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934.


                         Date of Event: November 6, 2002
                        (date of earliest event reported)


                           Vector Holdings Corporation
                           ---------------------------
             (Exact name of registrant as specified in its charter)


                                     Nevada
         (State or other jurisdiction of incorporation or organization)



        000-17303                                  65-1021346
       -----------                                ------------
 (Commission File Number)             (IRS Employer Identification Number)

        1959 South Power Road, Bldg. 103, Suite 158, Mesa, Arizona 85206
        ----------------------------------------------------------------
                    (Address of principal executive offices)

                                 (602) 762-8111
                                 --------------
              (Registrant's telephone number, including area code)





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This current amended report on Form 8-K is filed by Vector Holdings Corporation
Inc., a Nevada corporation (the "Registrant"), in connection with the matters described herein, to amend and clarify the prior disclosures filed November 12, 2002

ITEM 2.           Acquisition or Disposition of Assets

Effective as of October 7, 2002, the Registrant completed the reversal of its previous acquisition of Universal Data Services of Broward, Inc. ("UDS"). UDS is a Florida corporation of which Michele Weintraub is president, Ms. Weintraub became the wife of the then president of Registrant, Allen Weintraub subsequent to the purchase of the UDS interest and prior to its return. In accordance with the purchase agreement executed by the parties, UDS exercised its right to redeem the company as a result of the decline in the market value of the Registrant's common stock below $0.25 per share. UDS returned to the Registrant the 500,000 shares of common stock paid for the purchase of the company, which shares have been returned to the treasury and the Registrant returned the computer's, printers, desks, chairs, office equipment, leads, client base and all obligations related to the office premises to UDS. As of October 7, 2002 the Registrant no longer had any financial or ownership interest in UDS.

Effective as of October 7, 2002, the Registrant forfeited the assets of The Potato Sack, a restaurant operation it managed located in the Aventura Mall, Aventura, Florida, to Miami Venture Capital, Inc. (MVC) a lender controlled by the then president of Registrant, Allen Weintraub. MVC agreed to forgive all indebtedness owed by the Registrant arising from the purchase and operation of the Potato Sack. In return for the forgiveness of that debt to MVC, and to avoid litigation, the Registrant turned over the assets of The Potato Sack, including inventory and other corporate owned assets of the Registrant, including furniture, restaurant supplies and equipment located in The Potato Sack to MVC.

ITEM 7.           Financial Statements and Exhibits

Exhibits Incorporated By Reference:


10.1 Form 10-QSB for the period ended June 30, 2002, Purchase Agreement with the Potato Sack
10.2 Form 10-QSB for the period ended June 30, 2002, Purchase
      Agreement with Universal Data systems, Inc.



Vector Holdings Corporation


Signature                                                               Date



 /s/ Gino Carlucci                                            March 26, 2003
-----------------------------------
Gino Carlucci
as President and Director




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